ENDORSEMENTS

(Only we can endorse this contract.)

This endorsement is attached to and made part of the contract on the contract date.

The SETTLEMENT OPTIONS TABLES in the contract are hereby replaced with the attached tables.

Pruco Life Insurance Company,

By

Secretary

ICC14 PLI 542-2014                                                                                                                              Unisex

SETTLEMENT OPTIONS TABLES

OPTION 1 TABLE

MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY
Number	Monthly
of Years	Payment
1	$83.90
2	42.26
3	28.39
4	21.45
5	17.28
6	14.51
7	12.53
8	11.04
9	9.89
10	8.96
11	8.21
12	7.58
13	7.05
14	6.59
15	6.20
16	5.85
17	5.55
18	5.27
19	5.03
20	4.81
21	4.62
22	4.44
23	4.28
24	4.13
25	3.99
Multiply the monthly amount
by 2.996 for quarterly,
5.981 for semi-annual or
11.919 for annual.

OPTION 2 TABLE
MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST PAYABLE IMMEDIATELY
AGE LAST BIRTHDAY	Monthly Payment	AGE LAST BIRTHDAY	Monthly Payment
5	$2.69	48	$3.56
and under		49	3.60
6	2.70	50	3.65
7	2.70	51	3.70
8	2.71	52	3.76
9	2.72	53	3.81
10	2.73	54	3.87
11	2.74	55	3.94
12	2.75	56	4.00
13	2.76	57	4.07
14	2.77	58	4.14
15	2.78	59	4.22
16	2.79	60	4.30
17	2.80	61	4.39
18	2.81	62	4.48
19	2.83	63	4.58
20	2.84	64	4.68
21	2.85	65	4.79
22	2.87	66	4.90
23	2.88	67	5.02
24	2.90	68	5.15
25	2.91	69	5.28
26	2.93	70	5.42
27	2.95	71	5.57
28	2.96	72	5.73
29	2.98	73	5.89
30	3.00	74	6.06
31	3.02	75	6.24
32	3.04	76	6.42
33	3.07	77	6.61
34	3.09	78	6.80
35	3.11	79	7.00
36	3.14	80	7.20
37	3.16	81	7.40
38	3.19	82	7.60
39	3.22	83	7.79
40	3.25	84	7.98
41	3.28	85	8.16
42	3.32	86	8.33
43	3.35	87	8.49
44	3.39	88	8.64
45	3.43	89	8.78
46	3.47	90	8.90
47	3.51	and over

ICC14 PLI 542-2014                                                                          Page 2                                                      Unisex